Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, July 24, 2006		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q2 2006 Financial Results

Subscribers – 5.2 million

Revenue — $239.4 million

GAAP Net Income - $16.8 million

LOS GATOS, Calif., July 24, 2006 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the second quarter ended June 30, 2006.

“In the second quarter, Netflix demonstrated solid progress toward our goals of 20 million subscribers by 2010 to 2012 and 50 percent year-over-year earnings growth for the next several years,” said Reed Hastings, Netflix co-founder and chief executive officer.

“Our industry-leading customer service and selection attracted new subscribers at an increasing rate and we achieved 62% year-over-year subscriber growth despite a modest seasonal uptick in churn. Our strong performance in the first half of the year demonstrates the power of our business model and positions us to hit our full-year goals for both subscribers and earnings.”

Second-Quarter 2006 Financial Highlights

Revenue1 for the second quarter of 2006 was $239.4 million, representing 46 percent year-over-year growth from $164.0 million for the second quarter of 2005, and 7 percent sequential growth from $224.1 million for the first quarter of 2006.

GAAP net income for the second quarter of 2006 was $16.8 million, or $0.24 per diluted share, compared to GAAP net income of $5.7 million, or $0.09 per share, for the second quarter of 2005 and GAAP net income of $4.4 million, or $0.07 per diluted share, for the first quarter of 2006. GAAP net income for 2006 is a fully taxed number while 2005 was not. On a pretax basis2, the second quarter profit was an all-time record.

[1]	The Company had previously recorded proceeds from sales of previously viewed DVDs and the related cost of DVDs sales as Sales revenue and Cost of sales revenue, respectively. The Company now records the net gain on sales of DVDs as a separate line item on the income statement. In the second quarter of 2006, sales from previously viewed DVDs was $2.8 million, compared to $0.5 million in the second quarter of 2005 and compared to $2.5 million in the first quarter of 2006. The cost of sales revenues for the second quarter of 2006 was $1.8 million, compared to $0.4 million in the second quarter of 2005 and compared to $1.1 million in the first quarter of 2006.
[2]	Pretax income is defined as income before income taxes as shown on the Company’s Statement of Operations, which line item includes stock-based compensation expense.

Non-GAAP net income was $18.7 million, or $0.27 per diluted share, for the second quarter of 2006, compared to non-GAAP net income of $9.1 million, or $0.14 per share, for the second quarter of 2005 and non-GAAP net income of $6.4 million, or $0.10 per diluted share, for the first quarter of 2006.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin3 for the second quarter of 2006 was 37.1 percent, compared to 28.2 percent for the second quarter of 2005 and 33.8 percent for the first quarter of 2006.

Stock-based compensation. In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on our income statement. Stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform with the presentation in the current period. In the second quarter, the charge related to stock-based compensation was $3.1 million, compared to $3.4 million in the second quarter of 2005 and compared to $3.3 million in the first quarter of 2006.

Free cash flow4 for the second quarter of 2006 was positive $5.5 million, compared to positive $1.8 million in the second quarter of 2005 and positive $11.7 million for the first quarter of 2006.

Cash provided by operating activities for the second quarter of 2006 was $46.3 million, compared to $36.5 million for the second quarter of 2005 and $57.6 million for the first quarter of 2006.

Subscriber acquisition cost5 for the second quarter of 2006 was $43.95 per gross subscriber addition, compared to $38.13 for the same period of 2005 and $38.47 for the first quarter of 2006.

Churn6 for the second quarter of 2006 was 4.3 percent, compared to 4.7 percent for the second quarter of 2005 and 4.1 percent for the first quarter of 2006. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Subscribers. Netflix ended the second quarter of 2006 with approximately 5,169,000 total subscribers, representing 62 percent year-over-year growth from 3,196,000 total subscribers at the end of the second quarter of 2005 and 6 percent sequential growth from 4,866,000 subscribers at the end of the first quarter of 2006.

Net subscriber additions in the quarter were 303,000, compared to 178,000 for the same period of 2005 and 687,000 for the first quarter of 2006.

During the quarter Netflix acquired 1,070,000 gross subscriber additions, representing 51 percent year-over-year growth from 707,000 gross subscriber additions in the second quarter of 2005 and 22 percent quarter-over-quarter decline from 1,377,000 gross subscriber additions in the first quarter of 2006.

Of the 5,169,000 total subscribers at quarter end, 97 percent, or 5,017,000, were paid subscribers. The other 3 percent, or 152,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the second quarter of 2005 and the first quarter of 2006.

[3]	Gross margin is defined as revenue less cost of subscription and fulfillment expense. The Company had previously recorded fulfillment expense as an operating expense.
[4]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[5]	Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[6]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2006 and full-year 2006 are as follows:

Third-Quarter 2006

•	Ending subscribers of 5.5 million to 5.7 million

•	Revenue of $249 million to $254 million

•	GAAP net income of $5 million to $10 million

Fourth-Quarter 2006

•	Ending subscribers of at least 6.3 million

•	Revenue of $267 million to $272 million

•	GAAP net income of $3.8 million to $8.8 million

Full-Year 2006

•	Ending subscribers of at least 6.3 million

•	Revenue of at least $980 million

•	GAAP net income of $30 million to $35 million

Float and Trading Plans

The Company estimates the public float at approximately 54,880,404 shares as of June 30, 2006, up 11 percent from 49,500,883 shares as of March 31, 2006, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on July 24, 2006 through July 30, 2006. To listen to a replay, call (719) 457-0820, access code 4975362.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than five million subscribers access to over 60,000 DVD titles. The company offers a variety of subscription plans, starting at $5.99 a month. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than one billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the third and fourth quarters of 2006 as well as subscriber growth, revenue and GAAP net income for the full-year 2006. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
Revenues	$164,027	$224,126	$239,351	$316,473	$463,477
Cost of revenues:
Subscription	99,957	126,220	128,605	193,943	254,825
Fulfillment expenses*	17,892	22,045	21,974	35,027	44,019

Total cost of revenues	117,849	148,265	150,579	228,970	298,844

Gross profit	46,178	75,861	88,772	87,503	164,633
Operating expenses:
Technology and development *	8,648	11,206	12,043	17,214	23,249
Marketing *	26,959	52,968	47,031	63,508	99,999
General and administrative *	6,233	8,292	7,174	12,921	15,466
Gain on disposal of DVDs	(116)	(1,387)	(964)	(811)	(2,351)

Total operating expenses	41,724	71,079	65,284	92,832	136,363

Operating income (loss)	4,454	4,782	23,488	(5,329)	28,270
Other income (expense):
Interest and other income	1,246	2,452	3,698	2,297	6,150
Interest and other expense	(3)	—	—	(41)	—

Income (loss) before income taxes	5,697	7,234	27,186	(3,073)	34,420
Provision for income taxes	13	2,830	10,387	57	13,217

Net income (loss)	$5,684	$4,404	$16,799	$(3,130)	$21,203

Net income (loss) per share:
Basic	$.11	$.08	$.29	$(.06)	$.37
Diluted	$.09	$.07	$.24	$(.06)	$.31
Weighted average common shares outstanding:
Basic	53,190	55,213	58,383	53,005	56,808
Diluted	64,592	66,456	69,175	53,005	67,813

Amortization of stock-based compensation included in expense line items:
Fulfillment	$332	$260	$223	$773	$483
Technology and development	1,135	965	867	2,546	1,832
Marketing	621	554	529	1,367	1,083
General and administrative	1,335	1,531	1,468	3,016	2,999

	$3,423	$3,310	$3,087	$7,702	$6,397

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income reconciliation:
Net income (loss)	$5,684	$4,404	$16,799	$(3,130)	$21,203
Add back:
Stock-based compensation	3,423	3,310	3,087	7,702	6,397
Income tax effect of stock-based compensation	—	(1,294)	(1,179)	—	(2,473)

Non-GAAP net income	$9,107	$6,420	$18,707	$4,572	$25,127

Non-GAAP net income per share:
Basic	$.17	$.12	$.32	$.09	$.44
Diluted	$.14	$.10	$.27	$.07	$.37
Weighted average common shares outstanding:
Basic	53,190	55,213	58,383	53,005	56,808
Diluted	64,592	66,456	69,175	64,122	67,813

*	Stock-based compensation recognized in the three and six months ended June 30, 2005 has been reclassed to this expense line to conform with the current period presentation.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2005	June 30, 2006
Assets
Current assets:
Cash and cash equivalents	$212,256	$341,702
Prepaid expenses	7,848	5,956
Prepaid revenue sharing expenses	5,252	6,055
Deferred tax assets	13,666	6,943
Other current assets	4,669	9,545

Total current assets	243,691	370,201
DVD library, net	57,032	79,030
Intangible assets, net	457	1,019
Property and equipment, net	40,213	41,607
Deposits	1,249	1,136
Deferred tax assets	21,239	18,788
Other assets	800	1,130

Total assets	$364,681	$512,911

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,491	$70,785
Accrued expenses	25,563	25,992
Deferred revenue	48,533	49,029

Total current liabilities	137,587	145,806
Deferred rent	842	1,031

Total liabilities	138,429	146,837
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2005 and June 30, 2006; 54,755,731 and 67,936,774 issued and outstanding at December 31, 2005 and June 30, 2006, respectively	55	68
Additional paid-in capital	315,868	434,474
Accumulated deficit	(89,671)	(68,468)

Total stockholders’ equity	226,252	366,074

Total liabilities and stockholders’ equity	$364,681	$512,911

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
Cash flows from operating activities:
Net income (loss)	$5,684	$4,404	$16,799	$(3,130)	$21,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	2,156	3,609	3,854	4,094	7,463
Amortization of DVD library	25,552	27,281	31,910	47,558	59,191
Amortization of intangible assets	380	12	11	834	23
Stock-based compensation expense	3,423	3,310	3,087	7,702	6,397
Excess tax benefits from stock-based compensation	—	(690)	(2,910)	—	(3,600)
Loss on disposal of property and equipment	—	(23)	—	—	(23)
Gain on disposal of DVDs	(208)	(2,049)	(2,029)	(1,337)	(4,078)
Noncash interest expense	—	—	—	11	—
Deferred taxes	—	2,058	7,116	—	9,174
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,219)	2,304	(6,091)	1,452	(3,787)
Accounts payable	3,579	14,505	(7,211)	6,436	7,294
Accrued expenses	(1,979)	3,439	590	571	4,029
Deferred revenue	1,034	(608)	1,104	1,561	496
Deferred rent	92	70	119	185	189

Net cash provided by operating activities	36,494	57,622	46,349	65,937	103,971

Cash flows from investing activities:
Purchases of property and equipment	(5,931)	(3,484)	(5,373)	(12,776)	(8,857)
Acquisition of intangible asset	—	—	(585)	—	(585)
Acquisitions of DVD library	(29,218)	(44,676)	(37,669)	(62,258)	(82,345)
Proceeds from sale of DVDs	470	2,481	2,753	2,164	5,234
Proceeds from disposal of property and equipment	—	23	—	—	23
Deposits and other assets	22	(291)	74	(155)	(217)

Net cash used in investing activities	(34,657)	(45,947)	(40,800)	(73,025)	(86,747)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,313	3,144	105,478	3,678	108,622
Excess tax benefits from stock-based compensation	—	690	2,910	(79)	3,600

Net cash provided by financing activities	3,313	3,834	108,388	3,599	112,222

Net increase (decrease) in cash and cash equivalents	5,150	15,509	113,937	(3,489)	129,446
Cash and cash equivalents, beginning of period	165,822	212,256	227,765	174,461	212,256

Cash and cash equivalents, end of period	$170,972	$227,765	$341,702	$170,972	$341,702

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$36,494	$57,622	$46,349	$65,937	$103,971
Purchases of property and equipment	(5,931)	(3,484)	(5,373)	(12,776)	(8,857)
Acquisition of intangible asset	—	—	(585)	—	(585)
Acquisitions of DVD library	(29,218)	(44,676)	(37,669)	(62,258)	(82,345)
Proceeds from sale of DVDs	470	2,481	2,753	2,164	5,234
Proceeds from disposal of property and equipment	—	23	—	—	23
Deposits and other assets	22	(291)	74	(155)	(217)

Non-GAAP free cash flow	$1,837	$11,675	$5,549	$(7,088)	$17,224

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended
	June 30, 2005	March 31, 2006	June 30, 2006
Subscriber information:
Subscribers: beginning of period	3,018	4,179	4,866
Gross subscribers additions: during period	707	1,377	1,070
Gross subscriber additions year-to-year change	21.3%	45.7%	51.3%
Gross subscriber additions quarter-to-quarter sequential change	(25.2%)	19.1%	(22.3%)
Less subscriber cancellations : during period	(529)	(690)	(767)
Subscribers: end of period	3,196	4,866	5,169
Subscribers year-to-year change	52.7%	61.2%	61.7%
Subscribers quarter-to-quarter sequential change	5.9%	16.4%	6.2%
Free subscribers: end of period	87	132	152
Free subscribers as percentage of ending subscribers	2.7%	2.7%	2.9%
Paid subscribers: end of period	3,109	4,734	5,017
Paid subscribers year-to-year change	53.6%	64.0%	61.4%
Paid subscribers quarter-to-quarter sequential change	7.7%	17.6%	6.0%
Churn	4.7%	4.1%	4.3%
Subscriber acquisition cost - Consolidated	$38.13	$38.47	$43.95
Margins:
Gross margin	28.2%	33.8%	37.1%
Operating margin	2.8%	2.1%	9.8%
Net margin	3.5%	2.0%	7.0%
Expenses as percentage of revenues:
Technology and development	5.3%	5.0%	5.0%
Marketing	16.4%	23.6%	19.6%
General and administrative	3.8%	3.7%	3.0%
Gain on disposal of DVDs	(0.1)%	(0.6)%	(0.3)%

Total operating expenses	25.4%	31.7%	27.3%
Year-to-year change:
Total revenues	37.0%	47.0%	45.9%
Fulfillment	20.6%	28.7%	22.8%
Technology and development	15.0%	30.8%	39.3%
Marketing	28.0%	44.9%	74.5%
General and administrative	38.5%	24.0%	15.1%
Gain on disposal of DVDs	(72.8%)	99.6%	731.0%
Total operating expenses	27.8%	39.1%	56.5%